UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2011

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On October 25, 2011, Berkshire Hills Bancorp, Inc. (“BHLB”) and its banking subsidiary Berkshire Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Connecticut Bank & Trust Company (“CBT”) pursuant to which CBT will merge with and into Berkshire Bank. The transaction is value at approximately $30 million.

Under the terms of the Merger Agreement, 70% of the outstanding shares of CBT common stock will be converted into the right to receive 0.3810 of a share of BHLB common stock for each share of CBT common stock and the remaining 30% of outstanding shares of CBT common stock will be exchanged for $8.25 in cash.  The transaction is valued at $7.90 per CBT share based on BHLB’s average closing stock price of $20.35 for the ten trading days ended October 21, 2011.  CBT stockholders will have the right to elect to receive cash or BHLB common stock as outlined above, subject to 70% of CBT common stock receiving BHLB common stock in accordance with the proration and allocation procedures contained in the Merger Agreement.

The Merger Agreement also provides that, prior to the consummation of the merger, BHLB will fund the repurchase from the United States Department of Treasury (“Treasury”) of each share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, of CBT (the “TARP Preferred Stock”) issued and outstanding on that date.  In addition, BHLB may, but is not required to, purchase the outstanding warrant issued to the Treasury (the “TARP Warrant”) to purchase CBT common stock.  If BHLB does not purchase the TARP Warrant, such warrant will be converted at the effective time of the merger into a warrant to purchase BHLB common stock, subject to appropriate adjustments in accordance with its terms.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals, the repurchase of the TARP Preferred Stock and approval by the stockholders of CBT. The merger is currently expected to be completed early in the second quarter of 2012.

The directors and executive officers of CBT have agreed to vote their shares in favor of the approval of the Merger Agreement at the stockholders’ meeting to be held to vote on the proposed transaction. One member of the CBT Board will be appointed to BHLB’s Board of Directors in accordance with the Merger Agreement. If the merger is not consummated under certain circumstances, CBT has agreed to pay BHLB a termination fee of $1.44 million.

The Merger Agreement also contains usual and customary representations and warranties that BHLB, Berkshire Bank and CBT made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between BHLB, Berkshire Bank and CBT, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between BHLB, Berkshire Bank and CBT rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.  A copy of a news release dated October 25, 2011, announcing the merger is included as Exhibit 99.1 to this Form 8-K.

BHLB will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC.  CBT stockholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about BHLB and CBT and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to CBT stockholders.  Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Berkshire Hills Bancorp, Inc., Attention – Investor Relations Department, 24 North Street, Pittsfield, Massachusetts 01201, or to CBT, 58 State House Square, Hartford, CT 06103 or on its web site at www.thecbt.com.  Copies of other documents filed by BHLB with the SEC may also be obtained free of charge at the SEC's web site or by directing a request to CBT at the address provided above.

BHLB, Berkshire Bank and CBT and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CBT in connection with the proposed merger. Information about the directors and executive officers of BHLB is set forth in the proxy statement, dated March 24, 2011, for BHLB’s 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A.  Information about the directors and executive officers of CBT is set forth in the proxy statement, dated May 19, 2011, for CBT’s 2011 annual meeting of stockholders, which is available at CBT’s web site noted above. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus when it becomes available.

Certain statements contained in this current report on Form 8-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of Berkshire Bank and CBT. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire Bank and CBT, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire Bank and CBT are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that CBT files with the Federal Reserve.

Item 2.02                      Results of Operations and Financial Condition

On October 25, 2011, BHLB announced its financial results for the period ended September 30, 2011.  The news release containing the financial results is included as Exhibit 99.2 and shall not be deemed “filed” for any purpose.

Item 8.01                      Other Events

On October 25, 2011, BHLB announced a cash dividend of $0.17 per share to stockholders of record as of the close of business on November 10, 2011 payable on November 23, 2011.

On October 25, 2011, Berkshire Bank entered into a Purchase and Assumption Agreement with NBT Bank to sell approximately $57 million of deposits for a 2.5% deposit premium along with $1.6 million of loans and certain branch facilities of four former Legacy Banks branches located in Greene and Schoharie Counties, New York.  This transaction remains subject to regulatory approval and other customary closing conditions.  Berkshire Bank expects to complete this transaction in the first quarter of 2012.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 25, 2011, by and between Berkshire Hills Bancorp, Inc., Berkshire Bank and The Connecticut Bank and Trust Company

Exhibit 99.1	Joint News Release announcing the merger, dated October 25, 2011

Exhibit 99.2	News Release, dated October 25, 2011, announcing the financial results for the period ended September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: October 25, 2011	By:	/s/Michael P. Daly
Michael P. Daly
President and Chief Executive Officer